UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2012

The First Marblehead Corporation
(Exact name of registrant as specified in charter)

Delaware	001-31825	04-3295311
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

The Prudential Tower 800 Boylston Street, 34th Floor Boston, Massachusetts	02199-8157
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (800) 895-4283

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.Submission of Matters to a Vote of Security Holders.

On November 13, 2012, The First Marblehead Corporation (the “Corporation”) held its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”).  A total of 67,262,021 shares of common stock were present or represented by proxy at the 2012 Annual Meeting, representing 65.85% of the issued and outstanding shares entitled to vote at the 2012 Annual Meeting.

On November 13, 2012, the independent inspector of elections for the 2012 Annual Meeting delivered its final results, which reported that the seven nominees listed below were elected to the Corporation’s Board of Directors, KPMG LLP was ratified as the Corporation’s independent registered public accounting firm for the fiscal year ending June 30, 2013 and the compensation of the Corporation’s named executive officers was, on an advisory basis, approved.

Proposal One — Election of Directors.  On the recommendation of the Corporation’s nominating and corporate governance committee, the Corporation’s Board of Directors nominated Nancy Y. Bekavac, Dort A. Cameron III, George G. Daly, Peter S. Drotch, Thomas P. Eddy, William D. Hansen and Daniel Meyers for election as directors, each with terms to expire at the Corporation’s next annual meeting of stockholders.  The final results were as follows:

Board of Directors Nominees	For	Withheld	Broker Non-Votes
Nancy Y. Bekavac	39,983,945	7,153,619	20,124,457
Dort A. Cameron III	39,698,107	7,439,457	20,124,457
George G. Daly	39,790,394	7,347,170	20,124,457
Peter S. Drotch	40,328,030	6,809,534	20,124,457
Thomas P. Eddy	40,498,005	6,639,559	20,124,457
William D. Hansen	39,856,116	7,281,448	20,124,457
Daniel Meyers	40,263,584	6,873,980	20,124,457

Proposal Two — Ratification of Appointment of Independent Registered Public Accounting Firm.  The Corporation’s audit committee, consisting of independent members of its Board of Directors, had appointed the firm of KPMG LLP to serve as its independent registered public accounting firm for the fiscal year ending June 30, 2013.  KPMG LLP has been the Corporation’s independent registered public accounting firm since its inception in 1991.  Although stockholder approval of the appointment of KPMG LLP is not required by the Corporation’s by-laws or other applicable legal requirements, the Corporation believes that it is advisable to give stockholders an opportunity to ratify this appointment.  The final results were as follows:

For	Against	Abstain	Broker Non-Votes
65,846,665	1,315,292	100,064	0

Proposal Three — Approval, on an Advisory Basis, of the Compensation of the Corporation’s Named Executive Officers.  In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Corporation provided its stockholders the opportunity to approve the compensation of the Corporation’s named executive officers as disclosed in the Corporation’s 2012 proxy statement dated September 27, 2012 and which was filed with the Securities and Exchange Commission on October 3, 2012 (the “2012 Proxy Statement”).  Although stockholder approval of the Corporation’s compensation plans for its named executive officers is advisory in nature and not binding on the Corporation, the Corporation’s Board of Directors intends to carefully consider the resulting stockholder vote.  The final results were as follows:

For	Against	Abstain	Broker Non-Votes
39,071,737	8,036,049	29,778	20,124,457

See the 2012 Proxy Statement for additional information on the 2012 Annual Meeting and the foregoing proposals.

Item 7.01.  Regulation FD Disclosure.

On November 9, 2012, The First Marblehead Corporation (the “Corporation”) announced that Daniel Meyers, Chairman of the Board, Chief Executive Officer and President will be presenting at the Sandler O’Neill + Partners 2012 East Coast Financial Services Conference on Thursday, November 15, 2012, at 9:45 AM Eastern Time.  The conference will be held at the Turnberry Isle Miami, Aventura, Florida.  A copy of the Corporation’s press release is furnished as Exhibit 99.1 to this current report of Form 8-K.

Investors and other interested parties are invited to listen to the presentation via a simultaneous internet broadcast available through the Corporation’s website at www.firstmarblehead.com, under “For Investors,” or by dialing (877) 253-8059 and entering the pass code 8309199648.  A replay will be available approximately one hour after completion of the presentation on the Corporation’s website. The replay will be available for 30 days.

A copy of the Corporation’s presentation is furnished as Exhibit 99.2 to this current report on Form 8-K and incorporated under this Item 7.01 by reference.  The presentation can also be found on the Corporation’s website, www.firstmarblehead.com, by clicking “For Investors,” then “News & Market Data” and then “Presentations.”

The information contained in this Item 7.01, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
99.1	Press release issued by the Corporation on November 9, 2012 entitled, “First Marblehead to Present at the Sandler O'Neill East Coast Financial Services Conference"

99.2	Sandler O'Neill + Partners 2012 East Coast Financial Services Presentation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST MARBLEHEAD CORPORATION
Date: November 14, 2012	By:	/s/ Kenneth Klipper
Kenneth Klipper Managing Director and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits
99.1	Press release issued by the Corporation on November 9, 2012 entitled, “First Marblehead to Present at the Sandler O'Neill East Coast Financial Services Conference”

99.2	Sandler O'Neill + Partners 2012 East Coast Financial Services Presentation